UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 24, 2011

Z3 Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7322 S. Rainbow Blvd.

Suite 194

Las Vegas, NV 89139

(Address of principal executive offices, including zip code)

(702) 508-9255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 26, 2011, Z3 Enterprises, Inc. entered into an Asset Purchase and Sale Agreement with Trinity Springs, Ltd. (“Trinity”). Under the terms of the Agreement the Company agreed to purchase Trinity for $18,600,000. The terms of the Agreement were disclosed on a Current Report on Form 8-k filed with the Securities and Exchange Commission on March 15, 2011.

On March 24, 2011, the Company terminated the Agreement,  After the completion of its due diligence investigation, the Company decided to not move forward with the acquisition. There are no material relationships between the Company or its affiliates and any of the parties to the Agreement other than in respect to the Agreement.

The Agreement did not provide for any termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 30, 2011

Z3 Enterprises, Inc.
(Registrant)

/s/ Ross Giles
Ross Giles, President